                                                                    Exhibit 99.1

                           INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholders of Portland Brewing Company:

We have audited the accompanying consolidated balance sheets of Portland Brewing Company and Subsidiary (an Oregon Corporation) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Portland Brewing Company and Subsidiary as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MOSS ADAMS LLP

Portland, Oregon
October 15, 2004

              PORTLAND BREWING COMPANY AUDITED FINANCIAL STATEMENTS

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                                     CONSOLIDATED BALANCE SHEETS

                                                                                                December 31,
                                                                                        ----------------------------
                                                                                            2003            2002
                                                                                        ------------    ------------
CURRENT ASSETS
       Cash and cash equivalents                                                        $     55,401    $     34,622
       Accounts receivable, net of allowance for doubtful accounts                           694,192         922,166
       Inventories                                                                         1,019,763       1,024,663
       Assets held for sale                                                                        -          51,682
       Other current assets                                                                  198,128         232,803
                                                                                        ------------    ------------
             Total current assets                                                          1,967,484       2,265,936
                                                                                        ------------    ------------
PROPERTY AND EQUIPMENT, NET                                                                4,375,407       6,421,810
OTHER ASSETS, NET                                                                            280,891         450,766
                                                                                        ------------    ------------

                                                                                        $  6,623,782    $  9,138,512
                                                                                        ============    ============
CURRENT LIABILITIES

       Line of credit                                                                   $    643,324    $    962,359
       Current portion of long-term debt                                                      20,414          77,816
       Current portion of long-term debt expected to be refinanced                                 -         922,092
       Accounts payable                                                                      989,130       1,153,373
       Customer (keg) deposits held                                                          124,522         117,549
       Accrued payroll and related expenses                                                   95,318          99,297
       Other accrued liabilities                                                             115,434         144,404
                                                                                        ------------    ------------

             Total current liabilities                                                     1,988,142       3,476,890
                                                                                        ------------    ------------

LONG-TERM DEBT, LESS CURRENT PORTION                                                       1,452,896          45,911
                                                                                        ------------    ------------
STOCKHOLDER TERM LOAN , LESS CURRENT PORTION                                               1,700,000       1,700,000
                                                                                        ------------    ------------

OTHER LONG-TERM LIABILITIES                                                                        -          36,949
                                                                                        ------------    ------------
       Series A Redeemable Convertible Preferred Stock, $52 value, 10,000 shares authorized, 5,770 shares issued and outstanding, liquidation preference
        of $300,040                                                                          300,040         300,040
                                                                                         -----------     -----------

STOCKHOLDERS' EQUITY

       Common stock, no par value; 25,000,000 authorized
       shares issued and outstanding:  9,855,822 (2003 and 2002)                           9,501,620       9,501,620

       Accumulated deficit                                                                (8,318,916)     (5,922,898)
                                                                                        ------------    ------------

             Total stockholders' equity                                                    1,182,704       3,578,722
                                                                                        ------------    ------------

             Total liabilities and stockholders' equity                                 $  6,623,782    $  9,138,512
                                                                                        ============    ============

The accompanying notes are an integral part of these statements

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                      For the year ended December 31,
                                      -------------------------------
                                           2003             2002
                                       ------------    -------------
Sales                                  $ 10,668,341    $ 11,713,863
Less excise tax                             401,485         368,506
                                       ------------    ------------

              Net sales                  10,266,856      11,345,357

Cost of sales                             7,539,003       8,238,014
                                       ------------    ------------

Gross profit                              2,727,853       3,107,343

General and administrative expenses       1,323,197       1,402,378
Sales and marketing expenses              2,168,172       2,168,341
Impairment charge                         1,370,000          40,000
                                       ------------    ------------

Loss from operations                     (2,133,516)       (503,376)

Interest expense, net                      (234,984)       (247,064)
Other income                                 46,553          21,571
Other expense                               (74,071)        (34,611)
                                       ------------    ------------

                                           (262,502)       (260,104)
                                       ------------    ------------

Net loss                               $ (2,396,018)   $   (763,480)
                                       ============    ============

Basic and diluted net loss per share  ($       0.24)  ($       0.08)
                                       ============    ============

Shares used in per share calculation      9,855,822       9,855,822
                                       ============    ============

The accompanying notes are an integral part of these statements

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK
                                    -----------------------     ACCUMULATED
                                      SHARES       AMOUNT          DEFICIT          TOTAL
                                    ---------   ------------    ------------    ------------
BALANCE, DECEMBER 31, 2001          9,855,822   $  9,506,090    $ (5,159,418)   $  4,346,672

OFFERING COSTS RELATED
  TO STOCK SALE                             -         (4,470)              -          (4,470)

NET LOSS                                    -              -        (763,480)       (763,480)
                                    ---------   ------------    ------------    ------------

BALANCE, DECEMBER 31, 2002          9,855,822   $  9,501,620    $ (5,922,898)   $  3,578,722

NET LOSS                                    -              -      (2,396,018)     (2,396,018)
                                    ---------   ------------    ------------    ------------

BALANCE, DECEMBER 30, 2003          9,855,822   $ (8,318,916)   $ (8,318,916)   $  1,182,704
                                    =========   ============    ============    ============

The accompanying notes are an integral part of these statements

                                         PORTLAND BREWING COMPANY AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    For the year ended
                                                                                        December 31,
                                                                                --------------------------
                                                                                    2003           2002
                                                                                -----------    -----------
Cash flows relating to operating activities:
         Net loss                                                               $(2,396,018)   $  (763,480)
         Adjustments to reconcile net loss to net cash
            from operating activities:
                  Depreciation                                                      724,522        840,362
                  Amortization                                                      262,037        291,444
                  Allowance for doubtful accounts                                   (28,000)       (30,162)
                  Gain on sale of assets                                            (30,153)        (5,471)
                  Impairment charge                                               1,370,000         40,000
                  Interest capitalized into long-term debt                                -         50,053
         (Increase) decrease in cash due to changes in assets and liabilities
                  Accounts receivable                                               255,974       (222,433)
                  Inventories                                                         4,900        (58,384)
                  Other current assets                                              (53,074)       (66,351)
                  Other assets                                                       (4,413)        (2,869)
                  Accounts payable                                                 (164,243)       210,534
                  Customer deposits held                                            (32,949)           859
                  Accrued payroll and other accrued liabilities                       6,973       (241,393)
                  Other long term liabilities                                       (36,949)       (48,687)
                                                                                -----------    -----------
                  Net cash from operating activities                               (121,393)        (5,978)
                                                                                -----------    -----------

Cash flows relating to investing activities:
         Purchase of property and equipment                                         (48,495)      (193,921)
         Proceeds from sale of property and equipment                                82,211          7,388
                                                                                -----------    -----------
                  Net cash from investing activities                                 33,716       (186,533)
                                                                                -----------    -----------

Cash flows relating to financing activities:
         Net borrowings (payments) on the line of credit                           (319,035)       345,059
         Borrowings of long-term debt                                             1,473,310              -
         Principal payments on long-term debt                                    (1,045,819)      (133,197)
         Repayment of stockholders' loans                                                 -        (75,000)
         Proceeds from long-term stockholders' loans                                      -         70,000
         Costs related to issuance of common stock                                        -         (4,470)
                                                                                -----------    -----------
                  Net cash from financing activities                                108,456        202,392
                                                                                -----------    -----------
Net increase in cash                                                                 20,779          9,881
                                                                                -----------    -----------
Cash, beginning of period                                                            34,622         24,741
                                                                                -----------    -----------
Cash, end of period                                                             $    55,401    $    34,622
                                                                                ===========    ===========
Non-cash disclosure
         Interest capitalized into long-term debt                               $         -    $    50,053
                                                                                ===========    ===========
Supplemental disclosure of cash flow information:
         Cash paid during the period for interest                               $   234,984    $   247,064
                                                                                ===========    ===========

The accompanying notes are an integral part of these statements

NOTE 1 - DESCRIPTION OF BUSINESS

      Portland Brewing Company ("the Company") was incorporated in Oregon in November 1983. The Company opened its first brewery in January 1986 at 1339 NW Flanders Street in Portland, Oregon. Operations continued until November 1998, when the Company sold the Flanders Street facility. The Company continues to operate a brewery at 2730 NW 31st Avenue in Portland, Oregon, which has a capacity of approximately 135,000 barrels of ale per year, and includes a restaurant, The TapRoom. The Company also operates a hand truck manufacturing company, "Harco Products, Inc." in Beaverton, Oregon, which was purchased in October 1999.

NOTE 2 - SUBSEQUENT EVENT

      On January 26, 2004 and subject to shareholder approval, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") with Pyramid Breweries Inc. and PBC Acquisition, LLC (collectively, "Pyramid") to sell substantially all of the brewery and restaurant assets of the Company for approximately $4.2 million. As part of this transaction, the Company will sell the real property to the MacTarnahan Limited Partnership ("MacTarnahan") (principal shareholders through ownership) for $1.76 million, which includes the assumption of the Sterling Savings Bank long-term debt (approximately $1.5 million) which is secured by the real property. Any remaining amount due the Company on the real property sale will be offset against the amounts currently owed to MacTarnahan.

      Payment of the sales price in the Asset Purchase Agreement will consist of a combination of cash, assumption of the Company's liabilities and at Pyramid's option, Pyramid common stock. At the conclusion of these transactions, the remaining assets of the Company will be the assets associated with the Harco subsidiary, all scotch inventory on hand, any Pyramid common stock received in the asset sale, and the right to receive certain earn-out payments pursuant to the Asset Purchase Agreement. As of December 31, 2003, the book value of the Harco assets and the scotch inventory totaled $296,000 and the related liabilities totaled $101,000.

      In anticipation of these transactions, the Company has recognized an impairment charge in accordance with Statement of Financial Accounting Standard No. 144 of $1.37 million for the year ended December 31, 2003.

      Immediately following the sale, and subject to shareholder approval, the Company will proceed with a reverse stock split of 600,000 to 1. The terms of the reverse split will require the Company to repurchase all fractional shares resulting from the reverse split for $.10 per share. Management estimates this payment will be approximately $256,000. The reverse split and resulting stock repurchase will reduce the number of shareholders below 300 at which time the Company anticipates filing the appropriate paperwork with the SEC to become a private company.

      In connection with the contemplated asset sale and reverse split transactions, MacTarnahan Limited Partnership and other MacTarnahan family entities executed a commitment letter dated January 24, 2004 to lend the Company amounts up to $650,000 to cover fees and expenses incurred in connection with the Asset Purchase Agreement and the reverse split transaction, working capital requirements, and post-transaction losses. By letter dated March 25, 2004, the date by which definitive loan documents are to be executed was extended to July 31, 2004. The Company expects to repay the loans with earn out payments and holdback amounts that it may receive after the closing of the asset sale. The loans will be secured by the Company's assets that are not transferred to Pyramid in the asset sale, any Pyramid stock received as consideration on the asset sale transaction and earn out and holdback rights.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary (Harco Products, Inc.). All significant intercompany balances have been eliminated.

      REVENUE RECOGNITION - Revenue from the sale of products is recognized at the time of shipment to the customer when title has passed.

      CUSTOMER DEPOSITS - Customer deposits held represent the Company's liability for deposits charged to customers for returnable containers. The Company collects a deposit as it sells product in returnable containers and credits the customer's account as the containers are returned to the Company.

      INVENTORIES - Inventories are stated at the lower of average cost, which approximates the first-in, first-out method, or market. Raw materials include amounts related to the Company's hand truck business. Inventories were recorded at cost as of December 31, 2003 and 2002 and consist of the following:

                        December 31,
                  -----------------------
                     2003         2002
                  ----------   ----------
Raw materials     $  450,633   $  510,193
Work-in-process      185,724      210,455
Finished goods       344,635      252,867
Merchandise           38,771       51,148
                  ----------   ----------

                  $1,019,763   $1,024,663
                  ==========   ==========

      PROPERTY AND EQUIPMENT - Pursuant to the provisions of Financial Accounting Standard (SFAS) 144, Accounting for the Impairment of Disposal of Long-Lived Assets, management has conducted an analysis property and equipment to determine whether the carrying amount of the assets was impaired at December 31, 2003. In light of the proposed sale of these assets described in Note 3, management has determined that an impairment had occurred as of December 31, 2003. Based upon the fair value of the transaction, a non-cash impairment loss of $1,370,000 has been recognized in the statement of operations for the year ended December 31, 2003 and property and equipment are stated at estimated net realizable value at December 31, 2003. Net realizable value was estimated using the expected asset sale price described in Note 3. Property and equipment at December 31, 2002 are stated at cost. Interest costs related to the construction of certain long-term assets are capitalized and amortized over the estimated useful lives of the related assets.

      Property and equipment, after impairment, consists of the following:

                                                       December 31,
                                               ----------------------------
                                                   2003            2002
                                               ------------    ------------
Land and buildings                             $  1,568,000    $  1,568,000
Plant and equipment                               6,981,025       8,321,576
Leasehold improvements                            1,626,220       1,621,315
Office and laboratory equipment and vehicles        794,875         793,632
Kegs                                                559,023         610,651
Construction in progress                              8,170          92,596
                                               ------------    ------------

                                                 11,537,313      13,007,770
Less accumulated depreciation                    (7,161,906)     (6,585,960)
                                               ------------    ------------

                                               $  4,375,407    $  6,421,810
                                               ============    ============

      Property and equipment is depreciated using the straight-line method over estimated useful lives as follows:

                                  YEARS
                                  -----
Building                             39
Plant and equipment               10-20
Office and laboratory equipment
   and vehicles                    5-10
Leasehold improvements             5-15
Kegs                                  5

      INTANGIBLE ASSETS - Intangible assets consist of package design costs, plates and dies, goodwill and brand names acquired from acquisitions. Package design costs and plates and dies are amortized on a straight-line basis over twelve months. Brand names are amortized on a straight-line basis over five years. The Company believes these useful lives are appropriate based upon such factors as product life, profitability and the general industry outlook. Packaging costs and plates and dies are included in current assets. Goodwill and brand name assets are included in other assets on the accompanying balance sheets. Amortization expense related to intangible assets was $262,037 and $291,444 for the years ended December 31, 2003 and 2002, respectively.

      In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized. As required under SFAS No. 142, the Company evaluates the goodwill for any impairment on an ongoing basis. The Company did not recognize any goodwill impairment during the year ended December 31, 2003 or 2002.

      INCOME TAXES - The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws and tax rates. Deferred income tax expenses or credits are based on the changes in the financial statement basis versus the tax basis in the Company's assets or liabilities from period to period. See Note 6.

      STOCK-BASED COMPENSATION - The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is the excess, if any, of the fair value of the Company's stock at a measurement date over the amount that must be paid to acquire the stock. SFAS No. 123 requires a fair value method to be used when determining compensation expense for stock options and similar equity instruments. SFAS No. 123 permits a company to continue to use APB No. 25 to account for stock-based compensation to employees, but pro forma disclosures of net income and earnings per share must be made as if SFAS No. 123 had been adopted in its entirety. Stock options issued to non-employees are valued under the provisions of SFAS No. 123.

      LOSS PER COMMON SHARE - Loss per common share is computed using the weighted average number of common shares outstanding. Since a loss from operations exists for the years ended December 31, 2003 and 2002, a diluted earnings per share number is not presented because the inclusion of common stock equivalents in the computation would be antidilutive. Common stock equivalents associated with stock options, warrants and Series A Reedeemable Convertible Preferred Stock, which are exercisable into 801,550 and 890,497 shares of common stock at December 31, 2003 and 2002, respectively, could potentially dilute earnings per share in future years.

      Had compensation cost for the Company's options been determined based on the methodology prescribed under SFAS No. 123, the Company's net loss and loss per share would have been as follows:

                         AS REPORTED      PRO FORMA
                        -------------   -------------
2003
Net loss                $ (2,396,018)   $ (2,396,018)
Net loss per share      $      (0.24)   $      (0.24)

2002
Net loss                $   (763,480)   $   (763,480)
Net loss per share      $      (0.08)   $      (0.08)

      The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                              2003   2002
                                              ----   ----
Dividends                                      N/A    N/A
Expected volatility                            N/A    N/A
Risk free interest rate                        N/A    N/A
Expected life                                  N/A    N/A

      ADVERTISING COSTS - Advertising costs are expensed as incurred. Total advertising expense was $228,664 and $297,069 in 2003 and 2002, respectively.

      FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK - All current assets and liabilities are carried at cost, which approximates fair value because of the short-term nature of these instruments. The recorded amounts of the Company's long-term debt also approximate fair value, as estimated using discounted cash flow analysis.

      Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of trade accounts receivable. Assets for which the Company had credit risk totaled $743,471 and $943,443 at December 31, 2003 and 2002, respectively. Management routinely assesses collectibility of receivables. This assessment provides the basis for the allowance for doubtful accounts of $49,279 and $21,279 at December 31, 2003 and 2002, respectively.

      Two distributors accounted for 35% and 18% of total trade accounts receivable as of December 31, 2003 and 24% and 18% of total trade accounts receivable as of December 31, 2002. For the year ended December 31, 2003 and 2002, 45% and 44%, respectively, of net sales were through two distributors.

      RECENT ACCOUNTING PRONOUNCEMENTS - In December 2003, the SEC published Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"). SAB 104 was effective upon issuance and supercedes SAB No. 101, Revenue Recognition in Financial Statements ("SAB 101") and rescinds the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded by Emerging Issues Task Force ("EITF") Issue No. 00-21 ("EITF 00-21"), Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 have remained largely unchanged. The adoption of SAB 104 did not have an effect on the Company's financial statements.

      In May 2003, the Emerging Issues Task Force issued EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue generating activities; specifically, how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. EITF 00-21 does not change otherwise applicable revenue recognition criteria. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material effect on the Company's financial statements.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 - LINE OF CREDIT

      Effective September 1, 2003, the Company entered into a $1,200,000 revolving line of credit ("Revolving Line") with Washington Mutual Bank which is scheduled to mature on April 15, 2004. At December 31, 2003 and 2002, $643,324 and $962,359 were outstanding, respectively. The Revolving Line is secured by a first lien on the Company's accounts receivable and inventory and is guaranteed by certain shareholders. Interest is payable monthly at a floating per annum rate of 1% above the prime rate published in the Wall Street Journal (Western Edition) (5.00% at December 31, 2003). The Revolving Line contains certain covenants including restrictions on additional indebtedness and payment of dividends without the permission of the lender. At December 31, 2003, the Company was in violation of a financial covenant of the Revolving Line because it failed to maintain the required ratio of Total Liabilities to Tangible Net Worth. By letter dated March 17, 2004, Washington Mutual Bank has waived its right to exercise its remedies with respect to this noncompliance through April 15, 2004, the current maturity date of the Revolving Line.

NOTE 5 - LONG-TERM DEBT

                                                                              December 31,
                                                                        --------------------------
                                                                            2003           2002
                                                                        -----------    -----------
Note payable to MacTarnahan, due in monthly principal payments of
  $15,000 beginning January 2005, additional annual payments of
  $35,000 are due in April and June 2005 and each year thereafter;
  interest payable monthly at prime (4.00% at December 31, 2003)
  plus 1.25%; collateralized by receivables, inventory, equipment and general intangibles; all unpaid interest and principal due
  November 2007                                                         $ 1,700,000    $ 1,700,000

Real estate term loan payable to Sterling Savings Bank; due in monthly principal and interest payments of $10,248; interest is based on a ten-year term loan with a 25-year amortization at a five-year fixed rate index plus 300 basis points. Composite rate
  at December 31, 2003 was 6.69%                                          1,473,310              -

Note payable to Capital Crossings Bank; due in monthly installments
  $10,804 including interest; and a balloon payment of $925,319 in
  November 2003, at which time the Company refinanced                             -        922,092

Note payable to Washington Mutual Bank; due in 36 monthly
  installment payments of of $5,735, including interest. Note was paid in full on October 30, 2003 as part of real property
  refinance                                                                       -        109,485

Accounts payable to certain vendors as a result of converting amounts due to a five-year payment plan paid monthly beginning
  September 1998, including interest at 6.00% Amounts paid in full
  in 2003                                                                         -         11,928

Lease payable to a certain vendor; due in monthly installments of
  $770.00 each, Including interest at 6.31%; collateralized by
  specific equipment; due through March 2003                                      -          2,314
                                                                        -----------    -----------

                                                                          3,173,310      2,745,819
Less current portion                                                        (20,414)      (999,908)
                                                                        -----------    -----------

                                                                        $ 3,152,896    $ 1,745,911
                                                                        ===========    ===========

      Effective November 1, 2003 the Company entered into a real estate term loan in the amount of $1,473,311 with Sterling Savings Bank ("Real Estate Term Loan"). The Real Estate Term Loan is secured by a first deed of trust on the brewery property located at 2730 NW 31st Ave and a security interest in the Company's furniture, fixtures and equipment. The Real Estate Term Loan is guaranteed by certain Shareholders. The Real Estate Term Loan replaces term debt held by Washington Mutual Bank and Capital Crossings Bank, which had balances of $56,712 and $881,988, respectively as of October 30, 2003. These amounts were repaid upon funding of the Real Estate Term Loan.

      At December 31, 2003, the Company did not meet the Minimum Income and cash flow covenant of the Real Estate Term Loan. By letter dated March 9, 2004, Sterling Saving Bank waived this financial covenant through the end of fiscal year 2004, and agreed not to accelerate the loan because of the noncompliance during this period. As such, the debt has been classified as long-term based on the original terms of the debt.

      Principal payment requirements on long-term debt, and capital lease obligations are as follows for the years ending December 31:

      2004   $   20,414
      2005      275,203
      2006      276,966
      2007    1,228,853
      2008       30,605
Thereafter    1,341,269
             ----------

             $3,173,310
             ==========

NOTE 6 - INCOME TAXES

      The Company has generated net operating losses to date and is therefore in a net deferred tax asset position. Accordingly, no provision for or benefit from income taxes has been recorded in the accompanying statements of operations for 2003 or 2002. The Company will continue to provide a valuation allowance for its deferred tax assets until it becomes more likely than not, in management's assessment, that the Company's net deferred tax assets will be realized. The Company has a pretax net operating loss carryforward of approximately $7.5 million expiring through the year 2020, which is available to offset future taxable income.

      The components of the net deferred tax assets and liabilities as of December 31, 2003 and 2002 are as follows:

                                                              December 31,
                                                       --------------------------
                                                           2003           2002
                                                       -----------    -----------
Deferred tax assets, current
             Basis difference in inventory             $    24,549    $    33,985
             Other                                          53,255         50,309
                                                       -----------    -----------

             Total current deferred tax assets              77,804         84,294
                                                       -----------    -----------

Deferred tax assets, long-term
             Intangible assets                             163,505        121,921
             Net operating loss carryforwards            2,963,640      2,692,810
             Tax credits                                   102,701        102,701
                                                       -----------    -----------

             Total long-term deferred tax assets         3,229,846      2,917,432

Deferred tax liabilities, long-term
             Basis difference in property, plant and
               Equipment                                   (73,661)      (748,048)
                                                       -----------    -----------

             Net long-term deferred tax assets           3,156,185      2,169,384
                                                       -----------    -----------

Net deferred tax assets                                  3,233,989      2,253,678
Less valuation allowance                                (3,233,989)    (2,253,678)
                                                       -----------    -----------

                                                       $         -    $         -
                                                       ===========    ===========

      The difference between the actual income tax provision (benefit) and the tax provision (benefit) computed by applying the statutory federal tax rate to income (loss) before taxes is attributable to the following:

                                                 Year ended December 31,
                                       ------------------------------------------
                                              2003                    2002
                                       --------------------   -------------------
Federal statutory income tax benefit   $ (879,246)     -34%   $ (259,583)    -34%
State statutory income tax benefit       (103,441)      -4%      (30,539)     -4%

Reversals at rates different than
  originally booked                         2,376        0%       22,438       3%
Change in valuation allowance for
  deferred tax assets                     980,311      -38%      267,684      35%
                                       ----------             ----------

                                       $        -             $        -
                                       ==========             ==========

NOTE  7 - RELATED PARTY TRANSACTIONS

      LEASE AGREEMENT WITH MACTARNAHAN LIMITED PARTNERSHIP - In October 1999, in connection with the purchase of Harco Products, Inc., the Company entered into a lease with MacTarnahan Limited Partnership, a related party. Rent under the lease is $2,500 per month. The term of the lease is five years, and can be terminated upon 60 days notice by the Company. The Company believes that the terms and conditions of its lease is fair and reasonable and are no less favorable to the Company than could be obtained from unaffiliated parties.

      LICENSE AGREEMENT - The Company has a license agreement with one of its board members to utilize his name and likeness. For 2001, the amount of royalty owed was $1 per barrel of MacTarnahan's Ale sold. This licensing agreement was amended effective January 1, 2002, to include a $1 royalty on MacTarnahan's Black Watch Cream Porter and MacTarnahan's Highland Pale Ale and amended again as of July 1, 2002 to include MacTarnahan's IPA and Mac Frost. Royalties paid under the license agreement for 2003 and 2002 were $22,903 and $23,578, respectively, based on the sale of 22,903 and 23,578 barrels, respectively, of products bearing the MacTarnahan name during the same periods. Effective January 1, 2002, Harmer assigned its rights under the License Agreement, including the right to receive royalties, to Black Lake Investments, LLC, a company controlled by Robert
      M. MacTarnahan and R. Scott MacTarnahan. On January 26, 2004, the Company executed a Fourth Amendment to Trademark License Agreement with Robert M. MacTarnahan and Black Lake Investments, LLC under which the products covered, royalty structure, and term of the agreement were amended.

      OUTSOURCING OF ACCOUNTING - The Company outsources the accounting function to Greenstead = Accounting Resource ("Greenstead"). Greenstead is owned by affiliates of Peter F. Adams, a director of the Company. The Company incurred $255,010 and $250,588 for accounting services performed by Greenstead during the year ended December 31, 2003 and 2002, respectively.

NOTE  8 - PREFERRED STOCK

      On March 1, 1999, two shareholders of the Company each purchased 2,885 shares of the Company's Series A Convertible Redeemable Preferred Stock ("Series A") for $52 per share, resulting in aggregate proceeds to the Company of $300,040.

      Each share of Series A is convertible on February 25, 2004, into fully paid and non-assessable shares of Common Stock at a rate of 100 shares of Common Stock for each share of Series A. The conversion ratio, which is currently 100 to 1, is subject to adjustment in the event of stock splits or stock dividends. Under the original terms, the Company was required to redeem the Series A shares on February 25, 2004, at $52 per share plus any declared but unpaid dividends, in cash or in 24 equal monthly payments bearing interest at 12% per annum. Pursuant to a Deferred Redemption Agreement dated February 25, 2004, the holders of Series A Preferred stock have agreed to defer the mandatory redemption date of the Series A Preferred shares and to accept a portion of the consideration paid to the Company by Pyramid in the asset sale in redemption for the Series A Preferred stock. Each shareholder of Series A is entitled to the number of votes equal to the number of shares of Common Stock into which the Series A shares can be converted and the Series A shares are entitled to vote as a separate class. Each shareholder of Series A is entitled to receive cumulative dividends at the rate of 8% per annum, when and if declared by the Board of Directors, prior to payment of dividends on Common Stock. As of the date of this filing, the Company's Board of Directors has neither declared nor intends to declare dividend payments. In the event of any liquidation or dissolution of the Company, either voluntary or involuntary, each shareholder of Series A shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of Common Stock, an amount equal to $52.00 per share for each share of Series A and, in addition, an amount equal to all declared but unpaid dividends on Series A.

NOTE  9 - STOCK-BASED COMPENSATION PLANS

      INCENTIVE STOCK OPTION PLAN - The Company's Incentive Stock Option Plan ("ISOP") is administered by the Board of Directors and provides for grants of options to acquire shares of the Company's common stock, subject to the limitations set forth in the ISOP. The number of stock options available for grant under the ISOP is 400,000. Pursuant to the ISOP, the Board of Directors has the authority to set the terms and conditions of the options granted, but cannot set the option exercise price at less than 100 percent of the fair market value of the subject shares of common stock at the time the option is granted.

      Activity under the ISOP is summarized as follows:

                                  SHARES         EXERCISE
                                SUBJECT TO        PRICE
                                 OPTIONS        PER SHARE
                                ----------    -------------
Balances, December 31, 2001        228,550    $0.54 - $0.59

Options cancelled                  (16,250)   $        0.54
                                ----------    -------------
Balances, December 31, 2002        212,300    $0.54 - $0.59

Options cancelled                   (1,250)   $        0.54
                                ----------    -------------
Balances, December 31, 2003        211,050    $0.54 - $0.59
                                ==========    =============

      NONQUALIFIED STOCK OPTION PLAN - In August 1994, the Board of Directors approved a Nonqualified Stock Option Plan ("NQSOP"). The NQSOP provides for the issuance of 45,000 stock options to employees, nonemployee members of the Board of Directors, consultants and other independent contractors who provide valuable service to the Company, at a minimum of 85 percent of fair market value and have a term of 10 years. Options to purchase 13,500 shares at $5.33 each were outstanding and exercisable at December 31, 2003 and 2002. There were no shares cancelled during the year ended December 31, 2003.

      The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date as of December 31, 2003:

                     OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
------------------------------------------------------------      --------------------------
                                     WEIGHTED
                      NUMBER          AVERAGE       WEIGHTED          NUMBER        WEIGHTED
                  OUTSTANDING AT     REMAINING      AVERAGE       EXERCISABLE AT     AVERAGE
                   DECEMBER 31,     CONTRACTUAL     EXERCISE       DECEMBER 31,     EXERCISE
EXERCISE PRICE        2003         LIFE (YEARS)      PRICE             2003           PRICE
--------------    --------------   ------------     --------      --------------    --------
$ 0.54 - $0.59           211,050            6.0     $   0.56             211,050    $   0.56
          5.33            13,500             .7         5.33              13,500        5.33
                  --------------                                  --------------

   Totals                224,550                                         224,550
                  ==============                                  ==============

      CASH INCENTIVE PLAN - The Company may award its officers and employees, under its Restated Cash Incentive Plan (the "Plan"), bonuses in an amount up to 10% of net operating profits before taxes. Awards under the Plan will be allocated among the officers and employees in accordance with the provisions of the Plan at the discretion of the Board of Directors. No amounts were awarded in 2003 or 2002 under the Plan.

      401(k) PLAN - The Company has a 401(k) deferred compensation plan ("401(k) Plan"). The 401(k) Plan covers all employees over 21 years of age that have worked for the Company for over one year. The 401(k) Plan allows for entrance on a quarterly basis.

      The maximum contribution by each employee is 100% of his or her pay, up to $11,000. The Company may make discretionary contributions. Full vesting of any employer contributions occurs after five years of service. During 2003 and 2002, the Company made no discretionary contributions to the 401(k) Plan.

NOTE  10 - SEGMENT INFORMATION

      The Company is organized into three product-based segments: brewery operations, restaurant operations and hand truck manufacturing. The Company's brewery segment brews and sells specialty beer in its Portland, Oregon brewery, which is sold to distributors and retail customers. The Company's restaurant, which adjoins its brewery, sells the Company's specialty beers along with lunch and dinner. Harco Products, Inc., a subsidiary, produces hand trucks for various industrial and personal uses.

                                                                YEAR ENDED DECEMBER 31,
                                                                -----------------------
                                                              2003                  2002
                                                              ----                  ----
Net sales:
    Brewery                                                $  8,074,267            9,155,162
    Restaurant                                                2,269,743            2,236,692
Less intersegment sales                                        (363,380)            (324,121)
                                                           ------------         ------------
            Subtotal                                          9,980,630           11,067,733
    Harco Products                                              286,227              277,624
                                                           ------------         ------------
        Total net sales                                      10,266,856           11,345,357
                                                           ------------         ------------
Gross Profit:

    Brewery                                                   2,179,689            2,518,708
    Restaurant                                                  626,794              659,641
Less intersegment gross profit                                 (152,426)            (145,905)
                                                           ------------         ------------
            Subtotal                                          2,654,057            3,032,444
    Harco Products                                               73,796               74,899
                                                           ------------         ------------
        Total gross profit                                 $  2,727,853         $  3,107,343
                                                           ============         ============

Depreciation and amortization expense:
    Brewery                                                $    704,756         $    726,103
    Restaurant                                                   78,892               77,536
    Harco products                                               13,772               25,336
    Unallocated corporate amounts                               213,564              302,831
                                                           ------------         ------------
        Total depreciation and amortization expense        $  1,010,983         $  1,131,806
                                                           ============         ============

Capital expenditures:
    Brewery                               $   38,777        $  162,953
    Restaurant                                 9,718            22,059
    Unallocated corporate amounts                  -             8,909
                                          ----------        ----------
        Total capital expenditures        $   48,495        $  193,921
                                          ==========        ==========

Total assets:
    Brewery                               $5,757,507        $8,225,945
    Restaurant                               399,158           467,107
    Harco products                           222,371           295,784
    Unallocated corporate amounts            244,746           149,676
                                          ----------        ----------
        Total assets                      $6,623,782        $9,138,512
                                          ==========        ==========

      All revenues are attributable to, and all long-lived assets are located in the United States, the Company's country of domicile. The basis of accounting for transactions between segments is based on the fair market value of the respective goods or services. Interest expense is considered a corporate expense and is not allocated to the three segments.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

      The Company is involved from time to time in claims, proceedings and litigation arising in the ordinary course of business. The Company believes it is not presently a party to any litigation, the outcome of which would have a material adverse effect on the Company's business, financial condition, results of operations or cash flows.

      The Company had a minimum earn-out agreement requiring annual payments over a three-year period totaling $200,000 for the rights to the Saxer and Nor'wester brands. The earn-out payment is secured by the Saxer and Nor'wester brands. Additional royalties would be paid if certain pre-established levels of barrel sales were exceeded. The Company must pay $12 per barrel on all barrel sales exceeding 10,000 barrels for the twelve month period ended January 31, 2001, $7.50 per barrel on all barrel sales exceeding 6,667 barrels for the twelve month period ended January 31, 2002 and $5.00 per barrel on all barrel sales exceeding 6,000 barrels for the twelve month period ended January 31, 2003. The Company has recorded all expected liabilities associated with this earn-out agreement.

      The Company has a lease for approximately 30,100 square feet of space in a building adjacent to the main brewery with L & L Land Company. The term of the lease is 5 years expiring June 14, 2004, with one option to extend the term until June 14, 2008. Rent under the lease is $12,000 per month. In addition, the Company agreed to pay the real property taxes on the building, provide insurance and to make various maintenance and repairs. The lease contains a first opportunity to purchase the adjacent building. This lease is guaranteed by two shareholders of the Company. In connection with the lease, the Company entered into a sublease with another party for approximately 8,000 square feet of office and warehouse space and a portion of the parking lot. The term of the sublease is month to month and rent is $3,168 per month plus $365 per month for real property taxes, plus payment of utilities, insurance and interior maintenance.

      The following is a schedule of minimum future operating lease payments, including the related party leases disclosed in Note 7, for the years ending December 31:

2004                                       $ 77,040

      Total rent expense incurred was $128,724 in 2003 and 2002.